                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                             UBS RMA MONEY FUND INC
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                 Not Applicable
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                            UBS RMA MONEY FUND INC.
                         UBS RMA MONEY MARKET PORTFOLIO

                              51 West 52nd Street
                         New York, New York 10019-6114

                                                              January [  ], 2005

Dear Shareholder:

    Enclosed is a proxy statement asking you to vote for two proposals relating to the fee structure of the UBS RMA Money Market Portfolio (the "Fund") and the structure and operation of the Fund.

    SERVICE PLAN.

    Under the first proposal, you are being asked to approve the implementation of a shareholder service plan. If the plan is approved, the Fund would pay a separate fee for shareholder services. IMPLEMENTATION OF THE PLAN WOULD NOT LEAD TO ANY HIGHER FUND FEES OR EXPENSES AND WOULD NOT IMPACT THE FUND'S YIELD TO INVESTORS.

    MASTER/FEEDER STRUCTURE.

    The second proposal would authorize the Board of Directors (the "Board") of UBS RMA Money Fund Inc. (the "Company") to reorganize the Fund so that it can invest all of its assets in another fund that has substantially the same investment objectives and policies (this type of structure is commonly referred to as a "master/feeder" structure). A master/feeder structure allows for greater pooling of assets than a stand-alone fund, and may allow for increased economies of scale and efficiencies in fund management. This second proposal will not result in any immediate changes to the operations of the Fund, but would allow the Board to move to a master/feeder structure if deemed advisable in the future.

    We have retained an outside firm that specializes in proxy solicitation to assist us with the proxy solicitation process, the collection of the proxies, and with any necessary follow-up. We feel that this is necessary to ensure that Fund shareholders vote their shares on the proposal. If we have not received your vote as the meeting date approaches, you may receive a telephone call from [INSERT NAME OF PROXY SERVICE] to ask for your vote. We hope that the telephone call does not inconvenience you.

    A special meeting of the shareholders of the Fund is being held on [March
[ ], 2005] to consider these proposals and to transact any other business that may properly come before the meeting. The enclosed proxy statement contains detailed information about each of the proposals relating to the Fund. We recommend that you read it carefully. In addition, we have attached a "Questions and Answers" section that we hope will assist you in evaluating the proposals.

    Thank you for your attention to this matter and for your continuing investment in the Fund.

                                          Very Truly Yours,

                                          [Name of Officer]
                                          [Title]

    Proxy cards for the Fund are enclosed along with the proxy statement. Please vote your shares today by signing and returning each enclosed proxy card in the postage prepaid envelope provided. [THIS DISCLOSURE WILL LIKELY BE MODIFIED TO PERMIT INTERNET AND TELEPHONE VOTING ONCE PROXY SOLICITOR IS SELECTED.] The Board of Directors of the Company recommends that you vote "FOR" each proposal.

                             QUESTIONS AND ANSWERS

Q:  WHAT IS THE PURPOSE OF THIS PROXY SOLICITATION?

A: The purpose of this proxy is to ask you to vote on two initiatives affecting the Fund: approval of a shareholder service plan, and granting the Board of Directors of the Company (the "Board") the authority to convert the Fund into a "master/feeder" structure.

Q:  WHY IS THE BOARD RECOMMENDING APPROVAL OF THE SHAREHOLDER SERVICE PLAN?

A: It is being proposed that the Fund adopt the proposed shareholder service plan in order to align the Fund's fee structure with that of the other UBS RMA Funds.(1) Each of the other UBS RMA Funds has adopted a shareholder service plan which authorizes the payment of a service fee to UBS Global Asset Management
(US) Inc. UBS Global Asset Management Inc. will pay all or virtually all of the service fee to UBS Financial Services Inc. UBS Financial Services Inc. uses the fee to pay UBS Financial Services Inc. The fee may be used to offset UBS Financial Services Inc.'s expenses in servicing and maintaining shareholder accounts. These expenses may include costs of the UBS Financial Services Inc. branch office in which the financial advisor is based, such as rent, communications equipment, employee salaries and other overhead costs. The fee may also be used to pay UBS Financial Services Inc. financial advisors and correspondent firms for shareholder servicing. The proposed shareholder service plan for the Fund is comparable to those adopted by the other RMA Funds.

The Board has determined that there is a reasonable likelihood that the shareholder service plan will benefit the Fund and its shareholders. The plan is intended to compensate UBS Financial Services Inc. financial advisors for providing support services to the shareholders of the Fund. This, in turn, should help stabilize the amount of assets invested in the Fund and assist the Fund in retaining its current economies of scale.

Q:  WILL THE SERVICE PLAN RESULT IN HIGHER FEES CHARGED TO THE FUND?

A: No. UBS Financial Services Inc., the Fund's investment adviser, has agreed that if shareholders approve the proposed shareholder service plan, it will waive a portion of its current contractual management fee. Following implementation of the fee waiver, the Fund will pay a management fee at a reduced rate. The amount of the fee waiver will be approximately equal to the cost of the shareholder service plan, assuming that the assets of the Fund remain at their current level. In addition, UBS Financial Services Inc. has agreed that it will cap the Fund's aggregate management and service fees so that the total of these two expenses does not exceed the Fund's current management fee level of 0.50% of average daily net assets. As a result, the Fund will not pay more if the service plan is approved.

Q: WHAT IS A MASTER/FEEDER STRUCTURE, AND WHAT WILL BE THE EFFECTS OF APPROVAL OF THE PROPOSAL?

A: A master/feeder structure is an arrangement whereby a fund, rather than investing directly in a portfolio of securities, instead invests substantially all of its assets in another fund that has substantially the same investment objective, policies and restrictions.

If the proposal is approved, there would be no immediate change to the operation of the Fund. The Board would simply be authorized to restructure the Fund into a master/feeder structure in the event that it

-------------------
(1) Other RMA Funds include UBS RMA U.S. Government Portfolio, UBS RMA Tax-Free Fund, UBS RMA California Municipal Money Fund, UBS RMA New York Municipal Money Fund, and UBS RMA New Jersey Municipal Fund (collectively with the Fund, the "RMA Funds").

believes that it is in the best interests of the Fund to do so. The Board may decide never to do so but would have the flexibility to implement the change if it were deemed beneficial at some point in the future.

Q: WHY ARE YOU RECOMMENDING THE BOARD BE PERMITTED TO REORGANIZE THE FUND INTO A MASTER/FEEDER STRUCTURE?

A: A master/feeder structure allows for greater pooling of assets than a stand-alone fund, by permitting multiple feeder funds to invest their assets in a single master fund. For example, other funds that have similar investment objectives but are sold to different types of customers or that provide different types of shareholder services may invest in a single combined pool of assets. This ability to pool assets may, in turn, allow for increased economies of scale and efficiencies in fund management. Management fees would be paid only at the master fund level and not at the feeder fund level for so long as all or substantially all of the Fund assets are invested in the master fund.

Q:  WHAT ARE THE BOARD'S RECOMMENDATIONS?

A: The Board of the Fund has recommended that you vote "FOR" each of the proposals.

THE ATTACHED PROXY STATEMENT CONTAINS MORE DETAILED INFORMATION ABOUT EACH OF THE PROPOSALS. PLEASE READ IT CAREFULLY.

                            UBS RMA MONEY FUND INC.

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                                       OF
                         UBS RMA MONEY MARKET PORTFOLIO
                                       OF
                            UBS RMA MONEY FUND INC.

                                [MARCH   , 2005]

TO THE SHAREHOLDERS:

    A special meeting of the holders of shares of common stock of the UBS RMA Money Market Portfolio (the "Fund") of UBS RMA Money Fund Inc. (the "Company")
will be held on [March   , 2005] at [10:00 a.m.], Eastern time, at 1285 Avenue
of the Americas, 14th Floor, New York, New York 10019-6028 for the following purposes:

        1. To approve the adoption of a Shareholder Service Plan with respect to the Fund;

        2. To approve an amendment to the Company's Articles of Incorporation to permit the Board of Directors to reorganize the Fund into a "master/feeder" structure; and

        3. To transact such other business as may properly come before the meeting or any adjournment thereof.

    You are entitled to vote at the meeting and any adjournments thereof if you owned shares of the Fund at the close of business on [January , 2005]. If you attend the meeting, you may vote your shares in person. IF YOU DO NOT EXPECT TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY RETURNING THE PROXY CARD BY MAIL IN THE ENCLOSED POSTAGE PAID ENVELOPE OR BY VOTING BY TELEPHONE OR VIA THE INTERNET. YOUR VOTE IS IMPORTANT.

                                          By order of the board of directors,

                                          Mark F. Kemper
                                          SECRETARY

January [  ], 2005
51 West 52nd Street
New York, New York 10019-6114

                             YOUR VOTE IS IMPORTANT
                        NO MATTER HOW MANY SHARES YOU OWN

TO SECURE THE LARGEST POSSIBLE REPRESENTATION AT THE MEETING AND TO SAVE THE EXPENSE OF FURTHER MAILINGS, PLEASE MARK YOUR PROXY CARD, SIGN IT, AND RETURN IT IN THE POSTAGE PAID ENVELOPE PROVIDED. IF YOU SIGN, DATE AND RETURN THE PROXY CARD BUT GIVE NO VOTING INSTRUCTIONS, YOUR SHARES WILL BE VOTED "FOR" ALL OF THE PROPOSALS INDICATED ON THE CARDS. IF YOU PREFER, YOU MAY INSTEAD VOTE BY TELEPHONE OR VIA THE INTERNET. TO VOTE IN THIS MANNER, YOU WILL NEED THE [14-DIGIT] "CONTROL" NUMBER THAT APPEARS ON YOUR PROXY CARD(S).

TO VOTE VIA THE INTERNET, PLEASE ACCESS https://[website address] ON THE WORLD WIDE WEB AND FOLLOW THE ON-SCREEN INSTRUCTIONS.

TO VOTE BY TELEPHONE, PLEASE CALL 1-800-[XXX-XXXX], AND FOLLOW THE RECORDED INSTRUCTIONS.

YOU MAY REVOKE YOUR PROXY AT ANY TIME AT OR BEFORE THE MEETING. IF WE DO NOT RECEIVE YOUR COMPLETED PROXY CARD AFTER SEVERAL WEEKS, THE FUND'S PROXY SOLICITOR, [INSERT NAME OF 3RD PARTY PROXY SOLICITOR], MAY CONTACT YOU. THE PROXY SOLICITOR WILL REMIND YOU TO VOTE YOUR SHARES OR WILL RECORD YOUR VOTE OVER THE PHONE IF YOU CHOOSE TO VOTE IN THAT MANNER.

                      INSTRUCTIONS FOR SIGNING PROXY CARDS

     The following general guidelines for signing proxy cards may be of assistance to you and avoid the time and expense in validating your vote if you fail to sign your proxy card properly.

     1. INDIVIDUAL ACCOUNTS: Sign your name exactly as it appears in the registration on the proxy card.

     2. JOINT ACCOUNTS: Either party may sign, but the name of the party signing should conform exactly to the name shown in the registration on the proxy card.

     3. ALL OTHER ACCOUNTS: The capacity of the individual signing the proxy card should be indicated unless it is reflected in the form of registration. For example:

  REGISTRATION                                              VALID SIGNATURE
  ------------                                              ---------------
  Corporate Accounts
     (1)  ABC Corp                                          ABC Corp.
                                                            John Doe, Treasurer
     (2)  ABC Corp                                          John Doe, Treasurer
     (3)  ABC Corp c/o John Doe, Treasurer                  John Doe
     (4)  ABS Corp Profit Sharing Plan                      John Doe, Trustee

  Partnership Accounts
     (1)  The XYZ Partnership                               Jane B. Smith Partner
     (2)  Smith and Jones, Limited Partnership              Jane B. Smith, General Partner

  Trust Accounts
     (1)  ABC Trust Account                                 Jane B. Doe, Trustee
     (2)  Jane B. Doe, Trustee u/t/d 12/18/98               Jane B. Doe

  Custodial or Estate Accounts
     (1)  John B. Smith, Cust. f/b/o
          John B. Smith, Jr. UGMA/UTMA                      John B. Smith
     (2)  Estate of John B. Smith                           John B. Smith, Jr., Executor

                            UBS RMA MONEY FUND INC.
                         UBS RMA MONEY MARKET PORTFOLIO
                              51 WEST 52ND STREET
                         NEW YORK, NEW YORK 10019-6114

                                PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [MARCH   , 2005]

    This Proxy Statement is furnished to the shareholders of UBS RMA Money Market Portfolio (the "Fund") of UBS RMA Money Fund Inc. (the "Company") in connection with the board of directors' solicitation of proxies to be used at a
special meeting of shareholders to be held on [March   , 2005, at 10:00 a.m.,]
Eastern time, at 1285 Avenue of the Americas, 14th Floor, New York, New York 10019-6028 or any adjournment or adjournments thereof (the "Meeting"). This proxy statement and the related proxy card will first be mailed to shareholders
on or about [January   , 2005.]

    A majority of the shares outstanding on [January   , 2005] (the "record
date"), represented in person or by proxy, must be present for the transaction of business at the meeting. In the event that a quorum is not present at the Meeting, or if a quorum is present at the Meeting but sufficient votes to approve any of the proposals are not received, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of those shares represented at the Meeting in person or by proxy. The persons named as proxies will vote those proxies which they are entitled to vote FOR any such proposal in favor of such an adjournment and will vote those proxies marked WITHHOLD on any such proposal against such adjournment. A shareholder vote may be taken on one or more of the proposals in the proxy statement prior to any such adjournment if sufficient votes have been received and it is otherwise appropriate.

    Broker non-votes are shares held in street name for which the broker indicates that instructions have not been received from the beneficial owners or other persons entitled to vote and for which the broker does not have discretionary voting authority. Abstentions and broker non-votes will be counted as shares present for purposes of determining whether a quorum is present but will not be voted for or against any adjournment or proposal. Accordingly, abstentions and broker non-votes effectively will be a vote against adjournment and against the proposals, for which the required votes are as follows: (1) a "majority" of the shares outstanding for the first proposal, where a "majority" is defined as, either (a) 67 per centum or more of the voting securities present at the Meeting, if the holders of more than 50 per centum of the outstanding voting securities of the Fund are present or represented by proxy at the Meeting (I.E., if a quorum is present), or (b) more than 50 per centum of the outstanding voting securities of the Fund, whichever is less; and (2) the required vote for the second proposal is more than 50 per centum of the outstanding voting securities, assuming a quorum is present.

    The individuals named as proxies on the enclosed proxy card will vote in accordance with your direction as indicated thereon if your proxy card is received properly executed by you or by your duly appointed agent or attorney-in-fact. If you give no voting instructions, your shares will be voted FOR all of the proposals indicated on the cards. You may revoke any proxy card by giving another proxy or by submitting a written notice of revocation to the Company's Secretary care of UBS Global Asset Management (US) Inc. at 51 West 52nd Street, New York, New York 10019-6114. To be effective, your revocation must be received by the Company prior to the Meeting and must indicate your name and account number. In addition, if you attend the Meeting in person you may, if you wish, vote by ballot at the meeting, thereby canceling any proxy previously given.

    UBS Financial Services Inc. (also referred to as the "Adviser") is the investment advisor and administrator of the Fund. The principal business address of the Adviser is 1285 Avenue of the Americas, New York, New York 10019-6028. UBS Global Asset Management (US) Inc. is the Fund's principal underwriter, sub-advisor and sub-administrator. The principal business offices of UBS Global Asset Management Inc. are located at 51 West 52nd Street, New York, New York 10019-6114. The Adviser and UBS Global Asset Management Inc. are indirect, wholly owned subsidiaries of UBS AG. UBS AG is an international diversified organization with headquarters in Zurich, Switzerland. UBS AG operates in many areas of the financial services industry. The principal business address of UBS AG is Bahnhofstrasse 45, Zurich, Switzerland.

    As of the record date, [January   , 2005], the Fund had [      ] shares of
common stock outstanding. The solicitation of proxies, the cost of which will be borne by UBS Financial Services Inc., will be made primarily by mail but may also include telephone and oral communications by regular employees of UBS Global Asset Management Inc. or UBS Financial Services Inc., who will not receive any compensation therefore from the Fund, as well as [NAME OF 3RD PARTY PROXY SOLICITOR], a professional proxy solicitor retained by the Company to assist in soliciting proxies. [IDENTIFY THE MATERIAL FEATURES OF THE ARRANGEMENT BETWEEN UBS FINANCIAL SERVICES INC. AND THE SOLICITOR]. The solicitor's fee is
estimated to be [$      ] and will be paid by UBS Financial Services Inc.

    A free copy of the Fund's annual report containing financial statements for the fiscal year ended June 30, 2004 may be obtained by contacting the Company directly at [1-800-762 1000].

PROPOSAL 1. APPROVAL OF ADOPTION OF SHAREHOLDER SERVICE PLAN

    It is proposed that the Fund adopt a Shareholder Services Plan with UBS Global Asset Management Inc. (the "Service Plan"). The Service Plan was approved by the Company's board of directors (the "Board"), including a majority of Directors who are not "interested persons" of the Company ("Independent Directors"), as defined in the Investment Company Act of 1940, as amended ("Investment Company Act"), at a meeting duly called and held on July 21, 2004. The Service Plan will become effective with respect to the Fund upon approval by the Fund's shareholders.

    It is being proposed that the Fund adopt the proposed Service Plan in order to align the Fund's fee structure with that of the other UBS RMA Funds.(2) The other RMA Funds have each adopted a Shareholder Service Plan which authorizes the payment of a service fee to UBS Global Asset Management Inc. for providing certain shareholder services. The proposed Service Plan for the Fund is comparable to those adopted by the other RMA Funds. IF THE SERVICE PLAN IS APPROVED BY THE SHAREHOLDERS, THE ADVISER WILL CONTRACTUALLY AGREE TO WAIVE ITS MANAGEMENT FEE IN AN AMOUNT DESIGNED TO OFFSET THE AMOUNTS TO BE PAID UNDER THE SERVICE PLAN. THE ADVISER WILL ALSO AGREE TO CAP THE FUND'S AGGREGATE MANAGEMENT AND SERVICE FEES SO THAT THE TOTAL OF THESE TWO EXPENSES DOES NOT EXCEED THE CURRENT LEVEL OF THE MANAGEMENT FEE OF 0.50% OF THE FUND'S AVERAGE DAILY NET ASSETS. THE EFFECT OF THESE ACTIONS WILL BE TO ENSURE THAT THE FUND BEARS THE SAME AMOUNT OF EXPENSES AFTER IMPLEMENTATION OF THE SERVICE PLAN AS IT CURRENTLY DOES--ADOPTION OF THE PLAN WILL NOT RESULT IN INCREASED COSTS TO SHAREHOLDERS.

-------------------
(2) Other RMA funds include UBS RMA U.S. Government Portfolio, UBS RMA Tax-Free Fund, UBS RMA California Municipal Money Fund, UBS RMA New York Municipal Money Fund, and UBS RMA New Jersey Municipal Fund (collectively with the Fund, "RMA Funds").

    Description of the Service Plan. The following summary of the Service Plan is qualified in its entirety by reference to the form of Service Plan attached to this Proxy Statement as Exhibit A.

    The fees payable by the Fund under the Service Plan would consist of a service fee, computed daily and payable monthly, at an annual rate of up to 0.15% of the Fund's average daily net assets. The Fund will be authorized to pay a lower service fee than provided in the Service Plan, to the extent agreed by the Fund's Board of Directors. The Board has approved a service fee for the Fund that would be paid at an annual rate of 0.125% of the Fund's average daily net assets to be paid to UBS Global Asset Management Inc., in conformity with current service fees paid by the other RMA Funds (other than UBS RMA New Jersey Municipal Fund, which pays a service fee at an annual rate of 0.12% of its average daily net assets). The amount of the service fee may not be increased from 0.125% without the approval of the Board, and any increase would be subject to the overall cap described above so that shareholder expenses will not increase as a result of the adoption of the plan.

    Advisory Fee Waiver. Contingent upon shareholder approval and adoption of the Service Plan for the Fund, the Adviser has agreed to enter into a formal written agreement to waive a portion of its contractual management fee for as long as the Service Plan remains in effect. The effective annual management fee paid by the Fund to the Adviser will be reduced through the adoption of a breakpoint schedule similar to that of the other RMA Funds. The Adviser has also agreed to waive 0.14% of its fee (resulting in an effective fee of 0.36%) on the Fund's assets in excess of $12 billion starting [August 1, 2004] and continuing at least until the Meeting. If the shareholders approve the proposed service plan, the new waivers described below would supersede the existing fee waiver arrangement.

    The Fund currently pays the Adviser a management fee, computed daily and paid monthly, at the annual rate of 0.50% of the Fund's average daily net assets.(3) Subject to shareholder approval of the Service Plan, following implementation of the breakpoint schedule, the Fund would pay a management fee at an effective annual rate of [0.375%] of the Fund's average daily net assets, provided that the assets of the Fund remain at their current level. The proposed breakpoint schedule is as follows:

AVERAGE DAILY NET ASSETS                            ANNUAL RATE
------------------------                            -----------
Up to $1 billion..................................      0.50%
In excess of $1 billion up to $1.5 billion........      0.44%
Over $1.5 billion.................................      0.36%

    EXPENSE CAP. Subject to the adoption of the Service Plan, the Adviser has also agreed to cap the effective rate of the management fee paid by the Fund to ensure that the aggregate of the total annual management expenses and service fees going forward (as a percentage of the Fund's average daily net assets) does not exceed the Fund's current annual management expenses (as a percentage of the Fund's average daily net assets) of 0.50%. In the event that the Fund's asset levels decrease precipitously, thus putting upward pressure on the effective management fee under the breakpoint schedule above, the Adviser will cap the management fee to the extent necessary to ensure that the effective management fee rate remains at 0.375%. AS A RESULT OF THE INTRODUCTION OF THE MANAGEMENT FEE BREAKPOINT WAIVERS AND THE

-------------------
(3) Under a separate agreement, UBS Financial Services Inc., not the Fund, pays a monthly sub-advisory fee to UBS Global Asset Management Inc. at the annual rate of 0.08% of the Fund's average daily net assets.

CAP, TOTAL AGGREGATE MANAGEMENT FEES AND SERVICE FEES WOULD NOT EXCEED CURRENT TOTAL FUND MANAGEMENT FEES OF 0.50% (AS A PERCENTAGE OF THE FUND'S AVERAGE DAILY NET ASSETS) IF THE SERVICE PLAN IS ADOPTED. YOUR EXPENSES WILL NOT INCREASE AS A RESULT OF THE ADOPTION OF THE SERVICE PLAN.

    The Service Plan is intended to support shareholder liaison services, such as personal shareholder servicing and maintenance of shareholder accounts, including responding to customer inquiries and providing requested information on investments. UBS Global Asset Management Inc. may reallow any or all of the service fees to such dealers as UBS Global Asset Management Inc. may from time to time determine. It is currently expected that UBS Global Asset Management Inc. will pay all or virtually all of the service fees to UBS Financial
Services Inc. The fee may be used to offset UBS Financial Services Inc.'s expenses servicing and maintaining shareholder accounts. These expenses may include the costs of the UBS Financial Services Inc. branch office in which the financial advisor is based, such as rent, communications equipment, employee salaries and other overhead costs. The fee may also be used to pay UBS Financial Services Inc. financial advisors and correspondent firms for shareholder servicing.

    The terms of the Service Plan provide that (1) UBS Global Asset Management Inc. will submit to the Board at least quarterly, and the Board will review, written reports regarding all amounts expended under the Plan and the purposes for which such expenditures were made, (2) such reports shall include information regarding any payments made by UBS Global Asset Management Inc. to dealers, including any payments made by UBS Financial Services Inc. or any other clearing dealer to correspondent firms, (3) the Service Plan will continue in effect only so long as it is approved at least annually, and any material amendment thereto is approved, by the Board, including a majority of the Independent Directors who have no direct or indirect financial interest in the operation of the Service Plan or any agreement related to the Service Plan, acting in person at a meeting called for that purpose, (4) payments by a fund under the Service Plan may not be materially increased without the affirmative vote of the holders of a majority of the affected fund's outstanding voting shares, and (5) while the Service Plan remains in effect, the selection and nomination of the Company's Independent Directors shall be committed to the discretion of the Independent Directors. The Service Plan may be terminated at any time, without penalty, by a majority of the Independent Directors.

    Under the Service Plan, the Company is obligated to pay the service fee on behalf of the Fund to UBS Global Asset Management Inc. as compensation for its service activities and not as reimbursement for specific expenses incurred. Therefore, even if UBS Global Asset Management Inc.'s expenses of servicing shareholder accounts exceed its service fee, the Company will not be obligated to pay more than the service fee. Similarly, if UBS Global Asset Management Inc.'s expenses are less than the fee, it will retain the full service fee and realize a profit. The Company will pay the service fee to UBS Global Asset Management Inc. until the Service Plan is terminated or not renewed. In that event, UBS Global Asset Management Inc.'s service expenses in excess of the service fees received or accrued through the termination date would be UBS Global Asset Management Inc.'s sole responsibility and would not be obligations of the Company.

    The service fee payable under the Service Plan is subject to reduction or elimination under the limits imposed by the Conduct Rules of the National Association of Securities Dealers, Inc. ("NASD Rules"). The Service Plan contemplates that UBS Global Asset Management Inc. and the Recipients will provide the types of shareholder services that may be paid via service arrangements outside of the scope of Rule 12b-1 under the Investment Company Act (which relates specifically to payments for services that are "primarily intended" to result in sales of investment company securities). The Service Plan is NOT intended to pay for services that are primarily intended to result in the sale of Fund shares, but rather would be intended to provide an incentive to broker-dealers, financial advisors and other intermediaries to provide shareholder servicing and maintenance of accounts. Fund shareholder accounts require maintenance and servicing, and it is believed that Fund shareholders will benefit from account servicing that UBS Financial Services Inc. would provide if the Service Plan were adopted. It is a common practice among broker-sold money market funds to provide this type of remuneration to intermediaries in order to maintain shareholder satisfaction.

    Current and Pro Forma Fees. The table below compares the Fund's operating expenses for the fiscal year ended June 30, 2004 to the Fund's hypothetical operating expenses for the same period if the proposed service fee had been in place for the entire fiscal year.

FUND OPERATING EXPENSES                   CURRENT  PROPOSED
-----------------------                   -------  --------
ANNUAL FUND OPERATING EXPENSES
  (expenses deducted from Fund assets)
  Management Fees.......................   0.50%    0.375%
  Service Fee...........................    None    0.125%
  Other Expenses........................    0.10      0.10
Total Annual Fund Operating Expenses....    0.60      0.60
Fee Waiver/Expense Reimbursement*.......    None      None
Net Expenses*...........................    0.60      0.60

-------------------

  * Upon adoption of the Service Plan, UBS Financial Services Inc. has also agreed to reimburse the Fund to the extent that the Fund's aggregate management and service fees do not exceed 0.50%. [THIS WOULD ONLY OCCUR IF THE ASSETS OF THE FUND DECLINED PRECIPITOUSLY.]

    This following example assumes that you invest $10,000 in the Fund for the time periods indicated and then sell all of your shares at the end of those periods. The example also assumes that your investment has a 5% return each year and that the Fund's operating expenses remain the same. Although your actual costs may be higher or lower, based on these assumptions your costs would be:

                                1 YEAR  3 YEARS  5 YEARS  10 YEARS
                                ------  -------  -------  --------
Current.......................   $61     $192     $335      $750
Proposed......................   $61     $192     $335      $750

    The purpose of the table and the example above is to assist shareholders in understanding the effect of the adoption of the proposed Service Plan on the various costs and expenses of investing in shares of the Fund. Namely, there will be no overall increase in Fund expenses. The example is for comparison only and does not represent the Fund's actual or future expenses or return. The example does not reflect Resource Management Account-Registered Trademark- (RMA-Registered Trademark-) or Business Services Account
BSA-Registered Trademark- program fees.

    Evaluation by the Board of Directors. Based upon their review, the Board, including a majority of the Independent Directors, determined that there is a reasonable likelihood that the Service Plan will benefit the Fund and its shareholders. In considering whether to adopt the Service Plan, the Board considered, among other factors, the following: (1) UBS Global Asset Management Inc.'s view that the payment of service fees at the annual rate of 0.125% of the average daily net assets of the Fund held in shareholder accounts serviced by UBS Financial Services Inc. financial advisors and correspondent firms would be attractive to such financial advisors and correspondent firms and would continue the account maintenance services received by shareholders of the Fund while aligning fee structures with the other RMA Funds, (2) UBS Global Asset Management Inc.'s view that payment for shareholder services is a common practice in the industry, is important to maintenance of shareholder satisfaction, and that failure to maintain shareholder satisfaction would put the Fund at a competitive disadvantage, (3) the extent to which Fund shareholders might benefit from economies of scale resulting from maintenance of the Fund's current level of assets and shareholder account size, (4) UBS Global Asset Management Inc.'s and UBS Financial Services Inc.'s expenses and costs under the Service Plan as described above and (6) the fact that the expense of the Plan to the Fund, in light of the adoption of breakpoints in the management fees, would be offset by the management fee waivers and that there would be no increase in the fees paid by shareholders as a result of the adoption of the Service Plan. Finally, the Board noted the fact that the Service Plan is primarily intended for the sole purpose of providing shareholder services and account maintenance, and concluded that the Plan is not intended to finance services that are primarily intended to result in the sale of Fund shares.

    The Board, including each of the Independent Directors, determined that the proposed Service Plan is in the best interests of the Fund, and that its adoption has a reasonable likelihood of benefiting the Fund and its shareholders. It has further determined that the amounts payable by the Fund under the Service Plan are reasonable in light of the services that will be performed. In its annual review of the Service Plan, the Board will consider the continued appropriateness of the Service Plan, including the level of payments provided for therein. As part of this annual review, UBS Global Asset Management Inc. will provide to the Board a written report of the amounts expended by UBS Global Asset Management Inc. under the Service Plan, and the purposes for which these expenditures were made.

    Required Vote. Approval of Proposal 1 requires the affirmative vote of the holders of a "majority" (as defined in the Investment Company Act) of the outstanding voting securities of the Fund. Such "majority" vote is defined as the vote of the holders of the lesser of (i) 67% or more of the voting securities present or represented by proxy at the shareholder meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the outstanding voting securities. A vote in favor of this Proposal shall be deemed a vote to approve the proposed Service Plan. The Board of Directors, including the Independent Directors, recommends that shareholders vote "FOR" this Proposal.

PROPOSAL 2. APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION

    It is proposed that the Company adopt an amendment ("Charter Amendment") to its Articles of Incorporation ("Charter") explicitly authorizing the Board, upon the affirmative vote of a majority of the Board, to convert the Fund into a master/feeder structure. The Charter Amendment was approved by the Board, including a majority of the Independent Directors, at a meeting duly called and held on July 21, 2004, and will become effective with respect to the Fund upon approval by the shareholders. The Board believes that approval of the Charter Amendment is in the best interests of the Fund and its shareholders, and recommends approval of the Charter Amendment as described below. The following summary of the amendment to the Charter is qualified in its entirety by reference to the form of amendment to the Charter attached to this Proxy Statement as Exhibit B hereto.

    The Charter currently provides the Company with broad powers to invest assets in securities, negotiable or non-negotiable instruments, government securities, and money market instruments. The proposed amendment would retain those broad powers but also specifically authorize the Board to convert the Fund to an entity known in the investment company industry as a feeder fund in a "master/feeder" structure without further shareholder approval. The Charter currently does not explicitly permit or prohibit any portfolio from being converted into a master-feeder structure.

    Under a master/feeder structure, the Fund, rather than investing directly in a portfolio of securities, would instead invest substantially all of its assets in a corresponding portfolio with substantially the same investment objective, policies and restrictions. By investing in a master fund, the feeder fund would continue to pursue its investment objectives and policies in substantially the same manner, except that it would do so through its investment in the master fund rather than directly. The master fund invests directly in the same type of investment securities and other investments in which the feeder fund would have invested directly. Because a number of feeder funds can invest their assets in a single master fund, a master/feeder structure allows for greater pooling of assets than does a stand-alone fund. The ability to pool assets may, in turn, allow increased economies of scale and efficiencies in portfolio management.

    Approval by the shareholders of the Charter Amendment would permit the Board to convert the Fund to a feeder fund at such time as it deems appropriate using one of the following methods: an existing fund may convert to a feeder fund either by selling all of its investments and purchasing shares of a master fund or by contributing its assets to a master fund in return for an interest therein.

    While the adoption of the Charter Amendment would grant the Board the authority to convert the Fund into a master/feeder structure, it would not obligate the Board to take such action. Any future decision by the Board to convert the Fund to a master/feeder structure would be based upon the Board's determination that it would be in the best interests of both the Fund and its shareholders.

    The proposed amendment would also permit the Fund, if changed to a master/feeder structure, to change back to the current structure, if the Board determines that it is in the best interests of shareholders.

    Required Vote. Approval of Proposal 2 requires the affirmative vote of the holders of a majority of the outstanding voting securities of the Fund, assuming a quorum is present. A vote in favor of this proposal shall be deemed a vote to approve the proposed Charter Amendment. The Board, including the Independent Directors, recommends that shareholders vote "FOR" this Proposal.

OTHER INFORMATION

BENEFICIAL OWNERSHIP OF SHARES

    As of [January   , 2005], UBS Global Asset Management Inc. did not know of
any person who owns beneficially 5% or more of the common stock of the Company.

SHAREHOLDER PROPOSALS

    Any shareholder who wishes to submit proposals to be considered at a future special meeting of the Fund's shareholders should send such proposals to the Secretary of the Company care of UBS Global Asset Management (US) Inc. at 51 West 52nd Street, New York, New York 10019-6114. In order to be considered at that meeting, shareholder proposals must be received by the Company no later than [DATE TO BE COMPUTED IN ACCORDANCE WITH PROXY RULES] and must satisfy other requirements of the federal securities laws.

OTHER BUSINESS

    UBS Global Asset Management Inc. knows of no business to be presented at the Meeting other than the matters set forth in this proxy statement, but should any other matter requiring a vote of shareholders arise, the proxies will vote thereon according to their best judgment in the interest of the Fund.

                                          By order of the board of directors,

                                          Mark F. Kemper
                                          SECRETARY

January   , 2005

        IT IS IMPORTANT THAT YOU EXECUTE AND RETURN YOUR PROXY PROMPTLY.

                                                                       EXHIBIT A

                                   [FORM OF]
                       PROPOSED SHAREHOLDER SERVICES PLAN

                            UBS RMA MONEY FUND, INC.
                         UBS RMA MONEY MARKET PORTFOLIO

    WHEREAS, UBS Global Asset Management (US) Inc. ("UBS Global AM") serves as Principal Underwriter of UBS RMA Money Fund, Inc. (the "Company") and performs or contracts with other intermediaries to perform certain services for the existing shareholders of UBS RMA Money Market Portfolio (the "Fund"), a series of the Company;

    WHEREAS, the Board members of the Company ("Board"), including those members who are not "interested persons" of the Company, as defined under the Investment Company Act of 1940, as amended ("Independent Board Members") acknowledged that the service providers to be paid under this Shareholder Services Plan ("Plan") may be registered broker-dealers involved in the distribution of fund shares, but concluded that the amounts payable under this Plan will be used to finance activities that are not primarily intended to result in the sale of Fund shares; and

    WHEREAS, the Board resolved that the shareholders of the Fund shall in a special meeting approve the implementation of this Plan on behalf of the Fund;

    NOW, THEREFORE, the Company on behalf of the Fund hereby adopts this Plan.

    1. A. The Fund is authorized to pay to UBS Global Asset Management Inc., as compensation for the provision of services to shareholders of the Fund, a service fee at the rate of 0.15% on an annualized basis of the Fund's average daily net assets. Such fee shall be calculated and accrued daily and paid monthly or at such other intervals as the Board shall determine.

       B. A Fund may pay a service fee to UBS Global Asset Management Inc. at a lesser rate than the fee specified in Paragraph 1A of this Plan, as agreed upon by the Board and UBS Global Asset Management Inc. and as approved in the manner specified in Paragraph 3 of this Plan.

    2. The service fee received by UBS Global Asset Management Inc. may be used to pay UBS Financial Services Inc. or other dealers in fund shares for providing "personal service and/or the maintenance of shareholder accounts" as provided for in Section 2830(b)(9) of the NASD Conduct Rules, including expenditures for overhead and other expenses of UBS Global Asset Management Inc. or a dealer, and telephone and other communications expenses relating to the provision of shareholder services. If the NASD amends the definition of "service fee" or adopts a related definition intended to define the same concept, the services provided under the Plan shall be automatically amended, without further action of the parties, to conform to such definition.

    3. This Plan must be approved, together with any related agreements, by votes of a majority of both (a) the Board and (b) the Independent Board Members who must also have no direct or indirect financial interest in the operation of this Plan or any agreements related thereto, cast at a meeting (or meetings) called for the purpose of voting on such approval.

    4. This Plan shall continue in full force and effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in Paragraph 3.

    5. UBS Global Asset Management Inc. shall provide to the Board and the Board shall review, at least quarterly, a written report of the amounts expended with respect to servicing the Fund and the purposes for which such expenditures were made. Such reports shall include information regarding any payments made by UBS Global Asset Management Inc. to dealers, including any payments made by UBS Financial Services, Inc. or any other clearing dealer to correspondent firms. UBS Global Asset Management Inc. shall submit only information regarding amounts expended for servicing shareholder accounts to the Board in support of the service fee payable hereunder.

    6. This Plan may be terminated with respect to the Fund at any time by vote of the Board, by vote of a majority of the Independent Board Members, or by vote of a majority of the outstanding voting securities of that Fund.

    7. This Plan may not be amended to increase materially the amount of service fees provided for in Paragraph 1A hereof unless such amendment is approved in the manner provided in Paragraph 3 hereof.

    8. The amount of the service fees payable to UBS Global Asset Management Inc. is not related directly to expenses incurred by UBS Global Asset Management Inc. on behalf of the Fund in providing services to or obtaining services for shareholders. The Fund is obligated reimburse UBS Global Asset Management Inc. for such expenses. The service fees set forth in Paragraph 1A hereof will be paid to UBS Global Asset Management Inc. until the Plan is terminated or not renewed. If the Plan is terminated or not renewed, any service-related expenses incurred by UBS Global Asset Management Inc. in excess of payments of the service fee specified in Paragraph 1A hereof that UBS Global Asset Management Inc. has received or accrued through the termination date are the sole responsibility and liability of UBS Global AM, and are not obligations of the Fund.

    9. While this Plan is in effect, the selection and nomination of the Board members who are Independent Board Members of the Fund shall be committed to the discretion of the Independent Board Members.

    10. As used in this Plan, the term "majority of the outstanding voting securities" shall have the same meaning as such term has in the Investment Company Act of 1940, as amended.

    11. The Fund shall preserve copies of this Plan (including any amendments thereto) and any related agreements and all reports made pursuant to Paragraph 5 hereof for a period of not less than six years from the date of this Plan, the first two years in an easily accessible place.

    IN WITNESS WHEREOF, the Fund has executed this Shareholder Services Plan as of the day and year set forth below in New York, New York.

Date:         , 2005

ATTEST:                                         UBS RMA MONEY FUND, INC.
                                                on behalf of
                                                UBS RMA MONEY MARKET PORTFOLIO

By:                                             By:
     ----------------------------------------        ----------------------------------------
     Name: [              ]                          Name: [              ]
     Title: [              ]                         Title: [              ]

                                                                       EXHIBIT B

                     FORM OF PROPOSED CHARTER AMENDMENT FOR
                      UBS RMA MONEY MARKET PORTFOLIO ONLY
                           OF UBS RMA MONEY FUND INC.

                            UBS RMA MONEY FUND INC.
                            CERTIFICATE OF AMENDMENT
                          TO ARTICLES OF INCORPORATION

    The undersigned, constituting at least a majority of the Directors of UBS RMA Money Fund Inc. (the "Fund"), a corporation organized under the laws of Maryland, pursuant to the Restatement of Articles of Incorporation dated the 26th day of July, 1996, as amended, do hereby certify that the Directors of the Fund have duly adopted the following amendment to the Articles of Incorporation, as approved by the holders of at least a majority of the shares represented at the meeting of shareholders:

VOTED: That Article Third of the Articles of Incorporation be, and it hereby is, amended so that, as amended, it shall read as follows:

    (a) The purposes for which the Corporation is formed are to act as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended, and to exercise and enjoy all of the powers, rights and privileges granted to, or conferred upon, corporations of a similar character by the General Laws of the State of Maryland now or hereafter in force.

        (1) To invest, hold for investment, or reinvest in securities, including bonds, debentures, bills, time notes and all other evidence of indebtedness; negotiable or non-negotiable instruments; government securities; and money market instruments including bank certificates of deposit, finance paper, commercial paper, bankers' acceptances and all kinds of repurchase and reverse repurchase agreements, of any corporation, company, trust, association, firm or other business organization however established, and of any country, state, municipality or other political subdivision, or any other governmental or quasi-governmental agency or instrumentality.

        (2) To acquire (by purchase, subscription or otherwise), to trade in and deal in, to sell or otherwise dispose of, to lend and to pledge any such securities.

        (3) To exercise all rights, powers and privileges of ownership or interest in all securities held by the Corporation, including the right to vote thereon and otherwise act with respect thereto and to do all acts for the preservation, protection, improvement and enhancement in value of all such securities.

        (4) To acquire (by purchase, lease or otherwise) and to hold, use, maintain, develop and dispose of (by sale or otherwise) any property, real or personal and any interest therein.

        (5) To borrow money and, in this connection, issue notes or other evidence of indebtedness.

        (6) To aid by further investment any issuer, any obligation of or interest in which is held by the Corporation or in the affairs of which the Corporation has any direct or indirect interest; to do all acts and things designed to protect, preserve, improve or enhance the value of such obligation or interest; to guarantee or become surety on any or all of the contracts, stocks, bonds, notes, debentures and other obligations of any corporation, company, trust association or firm.

        (7) In general to carry on any other business in connection with or incidental to any of the foregoing objects and purposes; to have and exercise all the powers conferred upon corporations by the laws of the State of Maryland as in force from time to time; to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power hereinbefore set forth, either alone or in association with others; and to do every other act or thing incidental or appurtenant to or growing out of or connected with the aforesaid business or purposes, objects or powers.

        (8) Notwithstanding any other provision of these Articles to the contrary, the Directors shall have the power in their discretion without any requirement of approval by Shareholders to either invest all or a portion of the UBS RMA Money Market Portfolio property ("Portfolio Property"), or sell all or a portion of the Portfolio Property and invest the proceeds of such sales, in one or more investment companies.

                           VOTE THIS PROXY CARD TODAY!

                                YOUR PROXY VOTE IS IMPORTANT!

                                AND NOW YOU CAN VOTE YOUR PROXY OVER THE
                                TELEPHONE OR THE INTERNET.

                                IT SAVES TIME! TELEPHONE AND INTERNET VOTING ARE INSTANTANEOUS - 24 HOURS A DAY.

                                IT'S EASY! JUST FOLLOW THESE SIMPLE STEPS:

                                1. READ YOUR PROXY STATEMENT AND HAVE IT AT
                                HAND.

                                2. CALL TOLL-FREE 1-866-241-6192 OR GO TO
                                WEBSITE: HTTPS://VOTE.PROXY-DIRECT.COM

                                3. FOLLOW THE RECORDED OR ON-SCREEN DIRECTIONS.

                                4. DO NOT MAIL YOUR PROXY CARD WHEN YOU VOTE BY TELEPHONE OR OVER THE INTERNET.

                  Please detach at perforation before mailing.


PROXY                        UBS RMA MONEY FUND INC.                       PROXY
                         UBS RMA MONEY MARKET PORTFOLIO
                         SPECIAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MARCH __, 2005

The undersigned hereby revokes all previous proxies for his shares and appoints as proxies ____________ and ____________, and each of them (with the power of substitution) to vote for the undersigned all shares of beneficial interest of the undersigned in UBS RMA Money Market Portfolio ("Fund"), a series of UBS RMA Money Fund Inc. ("Company"), at the Special Meeting of Shareholders to be held at 10:00 a.m. Eastern time, on March __, 2005, at 1285 Avenue of the Americas, 14th Floor, New York, New York 10019-6028, and any adjournment thereof ("Meeting"), with all the power the undersigned would have if personally present. The shares represented by this card will be voted as instructed. UNLESS INDICATED TO THE CONTRARY, THIS PROXY SHALL BE DEEMED TO GRANT AUTHORITY TO VOTE "FOR" THE PROPOSALS. IF ANY OTHER MATTERS PROPERLY COME BEFORE THE SPECIAL MEETING ABOUT WHICH THE PROXIES WERE NOT AWARE PRIOR TO THE TIME OF SOLICITATION, AUTHORIZATION IS GIVEN TO THE PROXIES TO VOTE IN THEIR DISCRETION.

                        VOTE VIA THE INTERNET: HTTPS://VOTE.PROXY-DIRECT.COM VOTE VIA THE TELEPHONE: 1-866-241-6192
                        999 99999 999 999

                        NOTE: If shares are held by an individual, sign your name exactly as it appears on this card. If shares are held jointly, either party may sign, but the name of the party signing should conform exactly to the name shown on this card. If shares are held by a corporation, partnership or similar account, the name and the capacity of the individual signing should be indicated unless it is reflected in the form of registration. For example: "ABC Corp., John Doe, Treasurer."

                        --------------------------------------------------------
                        Signature

                        --------------------------------------------------------
                        Signature (if held jointly)

                      EACH SHAREHOLDER'S VOTE IS IMPORTANT
                        PLEASE SIGN, DATE AND RETURN YOUR
                                   PROXY TODAY

                  Please detach at perforation before mailing.

When properly signed, the proxy will be voted as instructed below. If no instruction is given for a proposal, a vote will be made "For" that proposal.

TO VOTE, MARK THE BLOCKS BELOW IN BLUE OR BLACK INK.  EXAMPLE:   /X/

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSAL.

                                                                                           FOR            AGAINST       ABSTAIN
1.   To approve the adoption of a Shareholder Service Plan with respect to the
     Fund;                                                                                 / /             / /           / /

2.   To approve an amendment to the Company's Articles of Incorporation to permit the Board of Directors to reorganize the Fund into a "master/feeder"
     structure; and                                                                        / /             / /           / /

3. To transact such other business as may properly come before the meeting or any adjournment thereof.

                                                                       RMA_14502

 PLEASE DATE AND SIGN THE REVERSE SIDE OF THIS PROXY AND RETURN IT PROMPTLY IN
   THE ENCLOSED ENVELOPE. THIS PROXY WILL NOT BE VOTED UNLESS IT IS DATED AND
                         SIGNED EXACTLY AS INSTRUCTED.